As filed with the Securities and Exchange Commission on August 3, 2000.
                                            Registration No.____________________
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                   TYCOM LTD.
             (Exact name of registrant as specified in its charter)


          Bermuda                                      Not Applicable
(State or other jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                     Identification Number)

                       The Zurich Centre, Second Floor,
                                   Suite 201
                               90 Pitts Bay Road
                            Pembroke HM 08, Bermuda
                                (441) 298-9770
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             ----------------------

                                   TYCOM LTD.
                            LONG-TERM INCENTIVE PLAN
                         FOUNDERS' SHARE OPTION PROGRAM
                           (Full title of the plans)

                             ----------------------

                              Puglisi & Associates
                         850 Library Avenue, Suite 204
                                  P.O. Box 885
                             Newark, Delaware 19711
                                 (302) 738-6680
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
Title of securities to   Amount to be            Proposed maximum             Proposed maximum          Amount of
   be registered        registered (1)     offering price per share(2)   aggregate offering price(2)   registration fee(3)
--------------------------------------------------------------------------------------------------------------------------
 Common Shares
 ($0.25 par value)       21,500,000 shares          $    32.00                 $688,000,000.00           $181,632.00
--------------------------------------------------------------------------------------------------------------------------

  (1) Plus such additional number of shares as may be required pursuant to the employee benefit plans in the event of a stock splits, recapitalization, reorganization, merger, consolidation or other stock dividend events. 21,001,000 shares are issuable under the Long-Term Incentive Plan and 499,000 shares are issuable under the Founders' Share Option Program.

  (2) The proposed maximum offering price is based on the option price of options granted July 26, 2000, the date of the initial public offering of shares of TyCom Ltd.

 (3) The amount of the registration fee, calculated in accordance with Section 6(b) of the Securities Act and Rule 457(o) promulgated thereunder is .000264 of the maximum aggregate offering price at which the securities registered pursuant to this Registration Statement are proposed to be offered.

Item 3.  Incorporation of Certain Documents by Reference

     TyCom Ltd. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

     (1) The Company's prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act");

     (2) All reports filed pursuant to Section 13(a) or 15(d) of the Secu rities Exchange Act of 1934, as amended (the "Exchange Act");

     (3) The description of the Company's common shares contained in the Company's registration statement on Form S-1, (Registration No. 333-32134) dated July 26, 2000, including any amendment thereto or report filed for the purpose of updating such description; and

     (4) All documents filed by the Corporation pursuant to Sec tions 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.


Item 4. Description of Securities.

     Not applicable.


Item 5. Interests of Named Experts and Counsel.

     Not applicable.


Item 6. Indemnification of Officers and Directors

     Section 133 and 134 of the bye-laws of TyCom Ltd. provide, in part, that the Company shall indemnify its directors and officers all costs, losses and expenses which they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981, as amended, of Bermuda. Section 98 of the Companies Act 1981, as amended, of Bermuda prohibits such indemnification against any liability arising out of the fraud or dishonesty of the director or officer. However, such section permits the Company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

     The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption From Registration Claimed.

     Not applicable.


Item 8. Exhibits

     The following is a complete list of exhibits filed or incorporated by referenced as part of this Registration Statement.

Exhibit No.  Exhibit
-----------  -------
3.1          Memorandum of Association (incorporated by reference to Exhibit
             3.1 to the registrant's Registration Statement under the Securities Act on Form S-1, Registration No. 333-32134 ("Form S-1"))
3.2          Bye-Laws (incorporated by reference to Exhibit 3.2 to Form S-1)
5.1          Opinion of Appleby Spurling & Kempe
10.1         TyCom Ltd. Long Term Incentive Plan
10.2         TyCom Ltd. Founders' Share Option Program
23.1         Consent of PricewaterhouseCoopers
23.2         Consent of PricewaterhouseCoopers LLP
23.3         Consent of Appleby Spurling & Kempe (included in Exhibit 5.1)
23.4         Consent of BDO Audiberia Auditors, S.L.
23.5         Consent of PricewaterhouseCoopers Auditores, S.L.
24.1         Powers of Attorney

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of deter mining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pur suant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                           SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 3, 2000.


                                     TYCOM LTD.



                                     By: /s/ Byron S. Kalogerou
                                         ---------------------------------------
                                         Name:  Byron S. Kalogerou
                                         Title: Vice President and General
                                                Counsel

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

           Signature                     Title                        Date
           ---------                     -----                        ----

               *                 Executive Chairman and          August 3, 2000
------------------------------      Director
     L. Dennis Kozlowski
               *                 Principal Executive Officer     August 3, 2000
------------------------------       and Director
       Neil R. Garvey
               *                 Principal Financial and         August 3, 2000
------------------------------       Accounting Officer
     David W. Van Rossum

               *                 Vice President and Director     August 3, 2000
------------------------------
       Mark H. Swartz

               *                 Director                        August 3, 2000
------------------------------
      Brenda C. Barnes

               *                 Director                        August 3, 2000
------------------------------
         Frank Doyle

               *                 Director                        August 3, 2000
------------------------------
        Warren V. Musser

               *                 Authorized Representative       August 3, 2000
------------------------------       in the United States
       Puglisi & Associates
       By: Donald J. Puglisi

*By: /s/ Byron S. Kalogerou                                      August 3, 2000
    -----------------------
           Byron S. Kalogerou
            Attorney-in-fact

                                 EXHIBIT INDEX

Exhibit No.  Exhibit
-----------  -------
3.1          Memorandum of Association (incorporated by reference to Exhibit
             3.1 to the registrant's Registration Statement under the Securities Act on Form S-1, Registration No. 333-32134 ("Form S-1"))
3.2          Bye-Laws (incorporated by reference to Exhibit 3.2 to Form S-1)
5.1          Opinion of Appleby Spurling & Kempe
10.1         TyCom Ltd. Long Term Incentive Plan
10.2         TyCom Ltd. Founders' Share Option Program
23.1         Consent of PricewaterhouseCoopers
23.2         Consent of PricewaterhouseCoopers LLP
23.3         Consent of Appleby Spurling & Kempe (included in Exhibit 5.1)
23.4         Consent of BDO Audiberia Auditors, S.L.
23.5         Consent of PricewaterhouseCoopers Auditores, S.L.
24.1         Powers of Attorney